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As filed with the Securities and Exchange Commission on January 14, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QWEST COMMUNICATIONS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1339282
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1801 California Street, Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

QWEST SAVINGS & INVESTMENT PLAN
(Full title of the plan)

Stephen E. Brilz
Vice President and Assistant Secretary
Qwest Communications International Inc.
1801 California Street
Denver, Colorado 80202
(303) 992-1400
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $0.01 per share	80,000,000	$4.265	$341,200,000	$27,604

(1)
This Registration Statement covers, in addition to the number of shares of Common Stock stated above and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of shares and interests in the Qwest Savings & Investment Plan (the "Plan") which, by reason of certain events specified in the Plan, may become subject to the Plan.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low sales prices of the Common Stock of Qwest Communications International Inc. ("Qwest") on January 9, 2004, as reported on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is on page 5.

INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE

        Qwest hereby incorporates by reference into this Registration Statement the contents of the Registration Statements on Form S-8 filed on behalf of Qwest with the Securities and Exchange Commission on June 28, 2002 (File No. 333-91424) and December 5, 2001 (File No. 333-74622).

EXHIBITS

Exhibit Number	Description
4.1	Qwest Savings & Investment Plan, amended and restated effective December 31, 2001, and amendments effective as of the date hereof
5.1	Opinion of Qwest Counsel
23.1	Consent of KPMG LLP
23.2	Consent of KPMG LLP
23.3	Consent of Qwest Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 14, 2004.

QWEST COMMUNICATIONS INTERNATIONAL INC.
By:	/s/ OREN G. SHAFFER Oren G. Shaffer Vice Chairman and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard C. Notebaert, Oren G. Shaffer and Stephen E. Brilz, or anyone of them, as his or her attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may or shall lawfully do, or cause to be done, by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons, in the capacities indicated below, on January 14, 2004.

Signature	Titles

/s/ RICHARD C. NOTEBAERT Richard C. Notebaert	Director, Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ OREN G. SHAFFER Oren G. Shaffer	Vice Chairman and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ PHILIP F. ANSCHUTZ Philip F. Anschutz	Director
/s/ LINDA G. ALVARADO Linda G. Alvarado	Director

/s/ CRAIG R. BARRETT Craig R. Barrett	Director
/s/ THOMAS J. DONOHUE Thomas J. Donohue	Director
/s/ JORDAN L. HAINES Jordan L. Haines	Director
/s/ CANNON Y. HARVEY Cannon Y. Harvey	Director
/s/ PETER S. HELLMAN Peter S. Hellman	Director
/s/ VINOD KHOSLA Vinod Khosla	Director
/s/ FRANK P. POPOFF Frank P. Popoff	Director
/s/ CRAIG D. SLATER Craig D. Slater	Director
/s/ W. THOMAS STEPHENS W. Thomas Stephens	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Qwest Savings & Investment Plan, amended and restated effective December 31, 2001, and amendments effective as of the date hereof
5.1	Opinion of Qwest Counsel
23.1	Consent of KPMG LLP
23.2	Consent of KPMG LLP
23.3	Consent of Qwest Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

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INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX